Calculation of Filing Fee Tables
S-3
Victory Capital Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(a)	23,035,771	$ 61.17	$ 1,409,098,112.07	0.0001531	$ 215,732.92
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,409,098,112.07		$ 215,732.92
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 215,732.92
Offering Note
[1]	1(a) The amount registered consists of up to 23,035,771 shares of the registrant's common stock, par value $0.01 per share ("common stock"), which includes (i) 3,293,471 shares of common stock, and (ii) 19,742,300 shares of common stock issuable upon conversion of 19,742,300 shares of the registrant's non-voting convertible preferred stock, par value $0.01 per share, designated as Series A Non-Voting Convertible Preferred Stock, registered for resale from time to time by the selling stockholder named in this registration statement. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions or pursuant to the antidilution provisions of the shares covered by this registration statement. 1(b) Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low price per share of the registrant's common stock as reported on the Nasdaq Global Select Market on June 23, 2025, which was $61.17 per share.